Exhibit 10.19

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE INDICATED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LETTER OF INTENT

This LETTER OF INTENT (this "LOI") is entered into effective as of NOVEMBER 9, 2004 (the "Effective Date") by and between NBO Systems, Inc., a Maryland Corporation ("NBO"), with its principal place of business at 3676 W. California Avenue, Building D, Salt Lake City, Utah 84104, and GREAT LAKES SCRIP CENTER, L.L.C. ("GLSC"), with an address of 2111 44th Street Southeast, Grand Rapids, Michigan, 49506. NBO and GLSC are sometimes each referred to herein as a "Party" and collectively the "Parties".

RECITALS:

        A. NBO is in the business of developing, marketing, owning and operating remote distribution and processing systems for gift cards, gift certificates, gift rights, vouchers, and other instruments allowing the giving of a right to receive a credit toward the purchase of merchandise or services.

        B. GLSC is in the business of selling and distributing Scrip and related products to non-profit organizations.

        C. The Parties desire to enter into a Pilot Relationship whereby GLSC will utilize NB0's Community Scrip Card ("CSC") for sale and distribution as further defined herein.

        D. The Parties desire to evaluate the Pilot Relationship upon its conclusion and, based upon its success, enter into a formal licensing/distribution agreement, the details of which are yet to be defined, and will be executed by separate agreement.

NOW, THEREFORE, In consideration of the premises set forth above, the mutual promises, covenants, agreements and benefits set forth herein below, and for other good and valuable consideration, the Parties agree as follows:

        1. That the Parties enter into this LOI as of the Effective Date listed above, with a Pilot Relationship Term ("PRT") beginning as soon as Discover Card Stock (encoded and embossed) is available, and ending not sooner than three months after the start of the PRT. The PRT can be extended beyond the initial three month term through the Parties' mutual written consent.

        2. Upon the end of the PRT, the Parties agree to enter negotiations towards the establishment of a formal licensing and distribution agreement. The Parties may embark on such negotiations before the end of the PRT, as they deem necessary.

        3. PRT Overview

                i. GLSC will designate up to three (3) states as the target market for the PRT. Per recent discussions with GLSC, NBO expects the three states to be California. Iowa, and Minnesota.

                ii. Card volumes for the PRT are to be determined, but NBO's expectation is that at least [* * *] cards will be required for the PRT.

                iii. During the PRT, NBO and GLSC agree to share sales data, including number of cards delivered to GLSC, and number and denominations of cards delivered to schools in target market states.

                iv. The card design for the PRT is the existing NBO CSC design, as shown to GLSC during NBO's Oct 13 2004 visit. NBO is willing to redesign the card to suit GLSC's needs after the PRT, provided that NBO's branding features retain a significant presence on the cards.

                v. The current CSC cards are branded Discover prepaid credit cards, with the Discover logo and security marks on the card front.

                vi. After the PRT, NBO and GLSC may agree to enable direct sales via the internet or NBO's call center.

4. Economics

                i. GLSC will purchase cards from NBO at [* * *].

                ii. GLSC may sell the cards in their target market at [* * *]: NBO's expectation is that GLSC will sell cards at a [* * *]

                iii. [* * *]

                iv. [* * *]

                v. [* * *]

                vi. [* * *]

                vii. [* * *]

5. CSC Details

                i. CSC cards are redeemable only at outlets of merchants who participate in the CSC program.

                ii. NBO will provide GLSC a baseline list of participating merchants and will supply regular updates to that list.

                iii. [* * *]

                iv. CSC card denominations for the PRT will be [* * *].

                v. NBO to provide cards to GLSC with expiration months set 8 months later than card encoding month. The intent here is to ensure that the cards have no fewer than 6 months worth of valid use when GLSC activates the cards. NBO may adjust the absolute longevity of the cards as necessary, with the continuing intent that the cards have at least 6 months of valid use when GLSC activates the cards.

                vi. GLSC will make an initial announcement to all Scrip Coordinators in the three-state pilot area and will send periodic reminders to those clients during the PRT.

                vii. [* * *]viii. [* * *]In particular instructing GLSC's customers to ensure that Terms and Conditions sheets accompany every card, per Discover association regulations.

6. Logistics

                i. [* * *]

                ii. [* * *]If GLSC requires additional activation centers, costs for those centers to be negotiated between the Parties.

                iii. [* * *]

                iv. GLSC activates the cards as necessary in response to GLSC's customers' orders.

                v. GLSC ships activated cards, along with collateral material, to GLSC's customers.

IN WITNESS WHEREOF, the Parties have entered into this LOI as of the Effective Date listed above.

Great Lakes Scrip Center: By: /s/ Jack Smith Name Jack Smith Title President	NBO Systems, Inc.: By: /s/ Christopher Foley Christopher Foley Chief Financial Officer

DATED: 11/9/04	DATED: 11/9/04